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                                 EXHIBIT 11.01

                      INVIVO CORPORATION AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE

                                                                                                  SIX MONTHS ENDED
                                                            YEAR ENDED JUNE 30,                      DECEMBER 31,
                                                    1996           1997          1998           1997            1998
                                                 ----------     ----------     ----------    ----------      ----------
BASIC:

         Weighted average common
          shares outstanding                      3,216,362      3,239,187      3,264,966     3,260,646       3,273,667
                                                 ==========     ==========     ==========    ==========      ==========

         Net Income                              $2,472,000     $  315,500      2,262,500     1,003,100       1,652,500
                                                 ==========     ==========     ==========    ==========      ==========

         Basic net income per common share       $     0.77     $     0.10           0.69          0.31            0.50
                                                 ==========     ==========     ==========    ==========      ==========

DILUTED:

         Weighted average common
          shares outstanding (basic)              3,216,362      3,239,187      3,264,966     3,260,646       3,273,667

         Dilutive stock options                     239,139        206,139        161,752       206,444         133,102
                                                 ----------     ----------     ----------    ----------      ----------

         Weighted average common
          shares outstanding (diluted)            3,455,501      3,445,326      3,426,718     3,393,748       3,551,454
                                                 ==========     ==========     ==========    ==========      ==========

         Net Income                               2,472,000     $  315,500      2,262,500     1,003,100       1,652,500
                                                 ==========     ==========     ==========    ==========      ==========

         Diluted net income per common share     $     0.72     $     0.09           0.66          0.30            0.47
                                                 ==========     ==========     ==========    ==========      ==========
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